Exhibit 99.1

FleetCor Agrees to Acquire Comdata for $3.45 Billion

Adds New Virtual Payments Growth Leg

Acquisition Expected to be Immediately Accretive to Earnings Upon Closing

NORCROSS, Ga.— August 12, 2014— FleetCor Technologies, Inc. (NYSE: FLT), a leading global provider of fuel cards and workforce payment products to businesses, today announced that it has signed a definitive agreement to acquire Comdata Inc. (“Comdata”) from Ceridian LLC, a portfolio company of funds affiliated with Thomas H. Lee Partners, L.P. (“THL”) and Fidelity National Financial Inc. (NYSE: FNF), for $3.45 billion. Concurrent with the closing of the acquisition, a representative from THL will be appointed to the FleetCor board of directors.

Comdata is a leading business-to-business provider of innovative electronic payment solutions. As an issuer and a processor, Comdata provides fleet, virtual card, and gift card solutions to over 20,000 customers. It has approximately 1,300 employees and enables over $54 billion in payments annually.

“We have followed Comdata’s growth and development for many years, and are excited today to be bringing the companies together” said Ron Clarke, chairman and chief executive officer of FleetCor Technologies, Inc. “Comdata’s virtual payments business will add a completely new growth leg to FleetCor. We believe that the combination will result in significant synergies as we implement our operating disciplines to their portfolio of businesses.”

“This transaction marks an exciting new chapter for Comdata. FleetCor has a history of driving synergistic growth for acquired companies and I’m confident Comdata’s businesses can flourish as part of the combined organization,” said Stuart C. Harvey, Jr., chairman, president, and chief executive officer of Comdata.

Transaction Details

FleetCor will finance the $3.45 billion acquisition with approximately $2.4 billion of new debt and the issuance of approximately 7.3 million shares of FleetCor common stock to Ceridian LLC. The cash payments will be used to pay off Comdata’s outstanding indebtedness.

“We expect the acquisition to be meaningfully accretive to earnings in fiscal year 2015. While our financial leverage will increase, we expect to de-lever quickly from the combined cash flow of the businesses,” said Eric Dey, chief financial officer of FleetCor Technologies, Inc. “The new credit facility will also provide additional liquidity for future business development activity.”

Rationale

The acquisition of Comdata is expected to provide a number of benefits to FleetCor:

•	Expanding FleetCor’s North American fuel card business into new, unserved markets, thereby expanding potential.

•	Enabling entry into the virtual payments space, an early innings high growth category that could one day be a very substantial business.

•	Dramatically increasing FleetCor’s overall scale, earnings base, and diversity, further strengthening the company over the long haul.

Preliminary 2015 Outlook

Based on FleetCor’s preliminary estimates for the core business in 2015, current expectations for accretion from the Comdata acquisition, and anticipated financing terms to fund the acquisition, the company is making the following 2015 projections:

•	Comdata contributing $0.50 to $0.60 adjusted net income per diluted share

•	FleetCor consolidated adjusted net income per diluted share of between $6.25 and $6.45

•	The midpoint of $6.35 represents 25% growth over FleetCor’s recent guidance of $5.07 at the midpoint for 2014

FleetCor’s fiscal-year guidance assumptions for 2015 are as follows:

•	Comdata closing by the end of December 2014

•	Full year tax rate of 31.4%

•	Fully diluted shares outstanding of 95 million shares

•	No impact related to acquisitions or material new partnership agreements not already disclosed

•	Excludes impact of SVS as we continue to evaluate the business fit with FleetCor

The transaction is subject to regulatory approvals and other customary closing conditions. Barclays acted as financial advisor to FleetCor, and Alston & Bird provided legal counsel. J.P. Morgan and Deutsche Bank acted as financial advisors and Weil, Gotshal & Manges LLP provided legal counsel to Ceridian LLC.

Conference call

Ron Clarke, FleetCor’s chairman and chief executive officer and Eric Dey, FleetCor’s chief financial officer, will host a conference call August 12, 2014 at 5:00 PM ET to discuss FleetCor’s acquisition. A live webcast of this conference call will be available at the Investor Relations section of FleetCor’s website (www.fleetcor.com). The live conference call also can be accessed by dialing (877) 407-0784 or for international callers (201) 689-8560. A replay of the webcast will be available on FleetCor’s website for approximately one year. The company has posted a presentation that it intends to use during the conference call, which will also be available on the “Investor Relations” page of the company’s website.

For your convenience, the conference call can be replayed in its entirety beginning from two hours after the end of the call through August 19, 2014. If you wish to listen to the replay of this conference call, please dial (877) 870-5176, or for international callers (858) 384-5517 and enter passcode 13589163.

About Non-GAAP Financial Measures

Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock-based compensation expense related to share-based compensation awards, (b) amortization of deferred financing costs and intangible assets, (c) amortization of the premium recognized on the purchase of receivables, (d) loss on the early extinguishment of debt and (e) our proportionate share of amortization of intangible assets at our equity method investment. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted net income is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock-based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also exclude loss on the early extinguishment of debt from adjusted net income, as this expense is non-cash and is one-time in nature and does not reflect the ongoing operations of the business.

Management uses adjusted net income:

•	as measurement of operating performance because it assists us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted net income is a key measure used by the company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing this non-GAAP financial measure, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Some of these statements include those regarding the transaction between FleetCor and Comdata, FleetCor’s preliminary 2015 outlook, future financial and operating results, additional financing, the expected closing of the transaction, benefits of the transaction, future opportunities for the combined company, and any other statements about FleetCor or Comdata management’s future expectations, beliefs, goals, plans or prospects. Statements that are not historical facts, including statements about FleetCor’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the outcome of any regulatory review or proceedings that may be instituted in connection with the transaction; difficulties in integrating Comdata or a failure to attain anticipated operating results or synergies, each of which could affect the accretiveness of the acquisition, and the other factors described in FleetCor’s periodic reports filed with the Securities and Exchange Commission. FleetCor undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in FleetCor’s Annual Report on Form 10-K, which further detail and supplement the factors described in this paragraph.

About FleetCor

FleetCor is a leading global provider of fuel cards and workforce payment products to businesses. FleetCor’s payment programs enable businesses to better manage and control employee spending and provide card-accepting merchants with a high volume customer base that can increase their sales and customer loyalty. FleetCor serves commercial accounts in North America, Latin America, Europe, Australia and New Zealand. For more information, please visit www.fleetcor.com.

About Comdata

Comdata is a leading business-to-business provider of innovative electronic payment solutions. As an issuer and a processor, Comdata provides fleet, and corporate payment solutions to over 20,000 customers. In 2013, Comdata managed over 62 million cards and processed over 1.4 billion transactions from over 48 countries and in 37 currencies. Founded in 1969 and headquartered in Brentwood, Tennessee with approximately 1,300 employees globally, Comdata enables over $54 billion in payment volume annually. For more information about Comdata solutions, call 1-800-266-3282 or visit www.comdata.com.

Contact

Investor Relations

investor@fleetcor.com

(770) 729-2017